UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 20, 2018 (February 20, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018, Daniel C. Stanzione, the non-executive Chairman of the Board of Directors (the “Board”) of Internap Corporation (the “Company”), informed the Board that he would be retiring from the Board following the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”).  Dr. Stanzione has served as a director since 2004 and the non-executive Chairman since 2009.  Dr. Stanzione reached the mandatory retirement age last year but agreed to accept nomination for re-election to the Board and continue as Chairman in order to facilitate the transition of a new Chief Executive Officer.  At this time, having completed the transition, Dr. Stanzione has decided to retire from the Board.  Dr. Stanzione’s decision was not as a result of any disagreement with the Company.

In addition, on February 20, 2018, Charles B. Coe and Patricia L. Higgins, directors of the Company, informed the Board that they do not intend to stand for re-election at the 2018 Annual Meeting.  Mr. Coe has served as a director since 2003 and served as Chair of the Compensation Committee.  Ms. Higgins has served as a director since 2004 and served as Chair of the Nominations and Governance Committee. Mr. Coe and Ms. Higgins played important roles in onboarding the new management team and transitioning their leadership roles in their respective Board committees.  Mr. Coe’s decision and Ms. Higgins’ decision was not as a result of any disagreement with the Company.  The Company wishes to thank Dr. Stanzione, Mr. Coe and Ms. Higgins for their many years of service to the Company and the Board, and their assistance in leading a smooth transition for the new incoming directors.

In 2017, the Company added two new directors, David B. Potts and Lance Weaver, to the Board as part of the Company’s transition strategy.  Messrs. Potts and Weaver, who are currently Class I directors of the Company with terms expiring at the 2018 Annual Meeting, have been nominated by the Board for election at the 2018 Annual Meeting.

At the 2018 Annual Meeting, Gary Pfeiffer will become Chairman of the Board as well as Chair of the Nominations and Governance Committee, David B. Potts will become Chair of the Audit & Finance Committee, and Debora Wilson will become Chair of the Compensation Committee. Following the 2018 Annual Meeting, the Board intends to reduce the number of directors from nine to six.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: February 20, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel